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                                                                    Exhibit 23.3

                   [Letterhead of PricewaterhouseCoopers LLP]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Computer Network Technology Corporation of our report dated May 23, 2001 relating to the financial statements of Articulent, Inc., which appears in the Current Report on Form 8-K/A of Computer Network Technology, Inc. dated June 15, 2001.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 14, 2002